Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 of this Registration Statement on Form S-4 of 1847432 Alberta ULC of our report dated February 28, 2019 relating to the financial statements of Newfield Exploration Company, which appear in Encana Corporation’s Current Report on Form 8-K dated February 28, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 5, 2019